EXHIBIT 10.24

DOMAIN HOLDING AND TRANSFER AGREEMENT

This Domain Holding and Transfer Agreement is entered into this 13th day of August, 2012, by and between Brad Nelms, an individual (“Nelms”), and SearchCore, Inc., a Nevada corporation.

RECITALS

WHEREAS, Nelms is employed by SearchCore;

WHEREAS, Nelms has purchased, and may in the future purchase, certain domain names (the “Domain Names”) in his personal name, but on behalf and for the benefit of, SearchCore;

WHEREAS, Nelms has entered into, and may in the future enter into, purchase agreements for the Domain Names so as to conceal the identity of SearchCore as the purchaser for market reasons;

WHEREAS, Nelms and SearchCore desire to enter into this agreement to govern the transfer of the Domain Names to SearchCore.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.           Nelms will, as soon as reasonably practicable, and upon the demand of SearchCore, transfer the Domain Names to SearchCore, or its assigns.

2.           SearchCore will, during any period of time in which the Domain Names are held in the name of Nelms, pay all expenses associated with holding or transferring the Domain Names.

IN WITNESS WHEREOF, the parties have entered into this agreement on the date first set forth above.

“Nelms”	“SearchCore”

SearchCore, Inc.,
a Nevada corporation

/s/ Brad Nelms	/s/ James Pakulis
Brad Nelms, an individual	By: James Pakulis
Its: President and Chief Executive Officer